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                                                                   EXHIBIT 99.3
                    Entravision Communications Corporation

                           Offer for All Outstanding

                   8 1/8% Senior Subordinated Notes Due 2009

                                In Exchange for

                   8 1/8% Senior Subordinated Notes Due 2009

                       Which Have Been Registered Under

                    The Securities Act of 1933, as Amended

             , 2002

To Our Clients:

   Enclosed for your consideration is a prospectus, dated              , 2002
(the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Entravision Communications Corporation (the "Issuer") to exchange its 8 1/8% Senior Subordinated Notes due 2009 which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for its outstanding 8 1/8% Senior Subordinated Notes due 2009 (the "Outstanding Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Exchange and Registration Rights Agreement dated as of March 12, 2002 by and among the Issuer, certain subsidiaries of the Issuer and the Initial Purchasers referred to therein.

   This material is being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A TENDER OF SUCH OUTSTANDING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00
p.m., New York City time, on               , 2002, unless extended by the
Issuer (such date, as may be extended by the Issuer, is referred to herein as the "Expiration Date"). Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

   Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Issuer that:

   (i) The holder is not an "affiliate" of the Issuer,

  (ii) Any Exchange Notes to be received by it are being acquired in the ordinary course of business, and

 (iii) The holder has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in a distribution (within the meaning of the Securities Act of 1933, as amended) of such Exchange Notes.

   Your attention is directed to the following:

    1. The Exchange Offer is for any and all Outstanding Notes.

    2. The Exchange Offer is subject to certain conditions described in the Prospectus under the heading "The Exchange Offer-Conditions."

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    3. Any transfer taxes incident to the transfer of Outstanding Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

    4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 2002, unless extended by the Issuer.

   If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OUTSTANDING NOTES.

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                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Entravision Communications Corporation with respect to its Outstanding Notes.

   This will instruct you to tender the Outstanding Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

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   [_]  Please tender the Outstanding Notes held by you for my account as indicated below:

                         AGGREGATE PRINCIPAL AMOUNT AT
                         MATURITY OF OUTSTANDING NOTES

         8 1/8% Senior Subordinated Notes due 2009:  $_______________

   [_]  Please do not tender any Outstanding Notes held by you for my account.

   Dated: ____________, 2002

   Signature(s): ______________________________________________________________

   Print Name(s) here: ________________________________________________________

   (Print Address(es)): _______________________________________________________

   (Area Code and Telephone Number(s)): _______________________________________

   (Tax Identification or Social Security Number (s)): ________________________

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   None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Outstanding Notes held by us for your account.